                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements and amendments thereto

Form S-8 No                33-21505     Employee Stock Purchase Plan
Form S-8 No               333-41671     Non-Employee Director Deferred Compensation Plan
Form S-8 No               333-41669     1997 Long-Term Incentive Plan
Form S-8 No               333-66026     1997 Long-Term Incentive Plan
Form S-8 No               333-41673     Executive Deferred Compensation Plan
Form S-8 No               333-42131     Non-Employee Directors' Stock Option Plan
Form S-8 No               333-66108     Non-Employee Directors' Stock Option Plan
Form S-8 No               333-54734     Stock Grant Plan
Form S-8 No.                333-101     Executive Deferred Compensation Plan
Form S-8 No               333-87290     Non-Employee Director Deferred Compensation Plan

of Beverly Enterprises, Inc. of our report dated February 19, 2003, with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                       /s/  ERNST & YOUNG LLP

Little Rock, Arkansas
March 26, 2003